Exhibit 23.4

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel:(8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add: beijing@tongshang.com    Website: www.tongshang.com.cn

October 19, 2007

AirMedia Group Inc.

Room 707, No. 8 Yong An Dong Li

Jiangguomen Wai

Chaoyang District, Beijing 100022

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “Risk Factors,” “Enforceability of Civil Liabilities,” “Regulation,” and “Legal Matters” in the prospectus included in the registration statement on Form F-1, originally filed by AirMedia Group Inc. on October 19, 2007, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices